Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF RHINO GP LLC
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Rhino Resource Partners LP for the quarter ended September 30, 2011, I, David G. Zatezalo, President and Chief Executive Officer of Rhino GP LLC, the general partner of Rhino Resource Partners LP, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.               This Quarterly Report Form 10-Q for the quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of Rhino Resource Partners LP for the periods presented therein.

Date: November 14, 2011

/s/ David G. Zatezalo
David G. Zatezalo
President and Chief Executive Officer